Example Template : 77O




















DWS RREEF GLOBAL REAL ESTATE SECURITIES
FUND










N-Sar July 1, 2011 - December 31, 2011










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased From
Avalon Bay (AVB)
53484101
8/17/2011
654,075,000
128.25

15,450
0.33%

BAC,DB,JPM,MS
MS
Japan Retail Fund Investment Corp.
JP3039710003
9/6/2011
255,986,000
1,394.01

2,278
5.46%

SMBC, Nikko, UBS,
DB
UBS, SMBC,
Nikko
Kenedix Realty REIT (KDXRF.PK )
JP3046270009
7/11/2011
173,639,900
3,445.24

2,071
3.91%

NOMURA, UBS, DB,
GS
NOMURA, UBA
Health Care REIT
42217K106
11/4/2011
550,000,000
50.00

135,000
1.23%

MS,BCLY,DB,JPM,UBS
BAC
GSW Imobilien AG
B3RQZG2
10/13/2011
166,260,000
20.25

18,300
0.22%

GS,DB
GS

Example Template : 77O




















DWS RREEF REAL ESTATE SECURITIES
FUND










N-Sar July 1, 2011 - December 31, 2011










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total ($)
Amt of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
Avalon Bay (AVB)
53484101
8/17/2011
654,075,000
128.25

73,850
1.55%

BAC,DB,JPM,MS
MS